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                                                                  EXHIBIT 2.1(a)


                        AMENDMENT NO. 1 TO AGREEMENT AND
                        PLAN OF MERGER AND REORGANIZATION

         AMENDMENT NO. 1, dated as of March 26, 2004, to an AGREMEMENT entered into as of the 19th day of September 2003 ("Agreement"), by and among GOLF ROUNDS.COM, INC., a Delaware corporation (the "Parent"), DPE ACQUISITION CORP., a Colorado corporation and wholly owned subsidiary of the Parent ("Merger Sub"), and DIRECT PETROLEUM EXPLORATION, INC., a Colorado corporation (the "Target"). The Parent and the Merger Sub are referred to together herein as the "Parent Parties," and the Parent Parties and the Target are referred to collectively herein as the "Parties."

         WHEREAS, under Section 11.1(f) of the Agreement, each party has the right to terminate the Agreement if the Effective Time (as defined in the Agreement) has not occurred on or prior to the six month anniversary of the date of the Agreement; and

         WHEREAS, each of the parties to the Agreement desires to waive any currently existing right to so terminate under Section 11.1(f) resulting from the passage of the six-month anniversary of the Agreement; and

         WHEREAS, each of the parties desires that Section 11.1(f) of the Agreement be immediately amended as provided herein.

         NOW THEREFORE, it is hereby agreed that: 1. Each of the undersigned hereby waives any currently existing right to terminate the Agreement under
Section 11.1(f) resulting from the passage of the six-month anniversary of the Agreement.

         2. Section 11.1(f) of the Agreement is hereby restated and amended to read in its entirety as follows:

                  " (f) By either the Target or the Parent Parties (if the terminating Party is not then in material breach of its obligations hereunder) if the Effective Time has not occurred by nine months from the date of this Agreement for any reason unless the Parties agree to an extension in writing."

         3. The foregoing waivers and amendment shall be deemed effective as of March 19, 2004.


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         IN WITNESS WHEREOF the parties hereto have caused this Amendment No. 1 to be executed as an instrument under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.

                             GOLF ROUNDS.COM, INC.


                             By: /s/ Robert H. Donehew
                                 ------------------------
                             Name:  Robert H. Donehew
                             Title: Chief Financial Officer and Treasurer


                             DPE AQUISITION CORP.


                             By: /s/ Robert H. Donehew
                                 ---------------------
                             Name: Robert H. Donehew
                             Title: Vice President, Treasurer and Secretary


                             DIRECT PETROLEUM EXPLORATION, INC.


                             By: /s/ Edward Gendelman
                                 --------------------
                             Name: Edward Gendelman
                             Title: President




The undersigned hereby acknowledges
and agrees to the Amendment.

WAVETECH GEOPHYSICAL, INC.


By: /s/ Edward Gendelman
    --------------------
Name:  Edward Gendelman

WAVENET COMMUNICATIONS, LLC


By: /s/ Edward Gendelman
    --------------------
Name:  Edward Gendelman

ADVANCED PETROLEUM TECHNOLIOGIES, INC.


By: /s/ George Faris
    ----------------
Name:  George Faris

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